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                                                                     EXHIBIT 8.1

                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760

Penn Virginia Resource Partners, L.P.
100 Matsonford Road, Suite 200
Radnor, PA 19087

         RE:  Penn Virginia Resource Partners, L.P.
              Amendment No. 2 to Registration Statement on Form S-1 Filed October 4, 2001
              File No. 333-65442

Ladies and Gentlemen:

         We have acted as counsel to Penn Virginia Resource GP, LLC (the "General Partner") and Penn Virginia Resource Partners, L.P. (the "Partnership") in connection with the offer and sale of up to an aggregate of 7,305,269 common units representing limited partner interests (the "Common Units") in the Partnership pursuant to a Registration Statement on Form S-1 (Registration No. 333-65442) (the "Registration Statement"). In connection therewith, we prepared the discussion set forth under the caption "Material Tax Considerations" in the Registration Statement (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax section entitled "Material Tax Considerations" in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partner, included in such discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    /s/ VINSON & ELKINS L.L.P.